Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-216792, 333-214218 and 333-204008) and the Registration Statements on Form S-8 (No. 333-250175, 333-235105, 333-228509, 333-214589, 333-208130, 333-200442, 333-184865, 333-177954, 333-163100, 333-155389, 333-138249, 333-119636, 333-52592 and 333-40577) of Aehr Test Systems of our report dated August 27, 2021 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BPM LLP

San Jose, California

August 27, 2021